UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(D) of the

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): July 29, 2014

Vantage Health

(Exact name of registrant as specified in its charter.)

Nevada	000-55155	93-0659770
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)

401 Warren St. Suite 200

Redwood City, CA 94063

(Address of principal executive offices) (Zip Code)

(650) 503-3570

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 29th, 2014, Vantage Health (the “Company”) announced that the Board approved the appointment of Kevin Buckman MD as Chairman and CEO of the Company to fill the vacancy left by the resignation on July 29, 2014 of Mr. Jeremy Barbera. On July 29, 2014, Mr. Jeremy Barbera, the Company’s Chairman and CEO, resigned as an officer and director of the Company. Mr. Barbera’s resignation was not a result of any disagreements related to the Company’s operating, policies or practices. Mr. Barbera’s resignation was due, in part, to certain matters involving a company with which Mr. Barbera was associated several years ago. These matters are unrelated to the Company or any aspect of its technology or business. Mr. Barbera will remain as an employee of the Company to focus on the scientific aspects of the Company’s technology in a non-executive capacity.

Prior to July 29, 2014, Dr. Buckman, age 63, was previously the chief medical consultant for the Company. Dr. Buckman was issued 2,000,000 shares of common stock on March 12, 2014 as compensation for this service to the Company. Dr. Buckman has served as CEO and Chairman of Viratech Corp., (OTC: VIRA) since November 4, 2012. Viratech is an open source biotechnology development company engaged in the business of researching and developing cancer treatment protocols through the use of open source web based research networks. In addition, from 1986 to the present, Dr. Buckman has been a staff physician at St. Joseph’s Medical Center in Stockton, California and also at Lodi Memorial Hospital in Lodi, California.

Dr. Buckman has worked internationally to advance a number of medical technologies with a focus on early detection of disease, with a primary focus on breast cancer and diabetes. His discoveries of the roles of inflammation and abnormal cellular environments in cancers and immune diseases have made him a leader in the field. His research has led to his interest in technologies in early diagnosis and treatments, especially in the field of breast cancer. He recently published a book on the subject, Find and Stop Breast Cancer, as well as a book on solutions for diabetes and metabolic syndrome, titled Find and Stop Diabetes.

Dr. Buckman was not selected as a director or officer pursuant to any arrangement or understanding with any other person. The compensation for Dr. Buckman for his new positions has not been determined.

The press release announcing Mr. Barbera’s resignation and Dr. Buckman’s appointment is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1     Press Release, dated July 29, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2014	Vantage Health
(Registrant)

	By:	/s/ Dr. Kevin Buckman
Dr. Kevin Buckman
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated July 29, 2014